SCHEDULE TO MONTHLY SERVICER'S CERTIFICATE
                      MONTHLY PERIOD ENDING MAY 31, 2000
                                            ----------------
                      BANK OF AMERICA NATIONAL ASSOCIATION
                    BA MASTER CREDIT CARD TRUST SERIES 1998-A


      1.  The aggregate amount of the Investor Percentage
          of Collections of Principal Receivables.............$ 110,844,065.55
                                                                --------------

      2.  The aggregate amount of the Investor Percentage
          of Collections of Finance Charge Receivables
          (excluding Interchange)..............................$ 12,373,611.80
                                                                --------------

      3.  The aggregate amount of the Investor Percentage
          of Interchange.......................................$  1,769,604.27
                                                                --------------

      4.  The aggregate amount of Servicer Interchange.........$    625,000.00
                                                                --------------

      5.  The aggregate amount of funds on deposit in
          Finance Charge Account allocable to the Series
          1998-A Certificates................................. $ 13,518,216.07
                                                                --------------

      6.  The aggregate amount of funds on deposit in
          the Principal Account allocable to the Series
          1998-A  Certificates................................$ 110,844,065.55
                                                                --------------

      7.  The aggregate amount of funds on deposit in
          the Principal Funding Account allocable to
          the Series 1998-A Certificates.......................$          0.00
                                                                --------------

      8.  The aggregate amount to be withdrawn from the
          Finance Charge Account and paid in accordance
          with the Loan Agreement pursuant to Section 4.11.....$          0.00
                                                                --------------

      9.  The excess, if any, of the Required Collateral
          Interest over the Collateral Interest................$          0.00
                                                                --------------

     10.  The Collateral Interest on the Transfer Date
          of the current calendar month, after giving
          effect to the deposits and withdrawals specified
          above, is equal to...................................$ 60,000,000.00
                                                                --------------

     11. The amount of Monthly Interest, Deficiency
         Amounts and Additional Interest payable to the
         (i)  Class A Certificateholders.......................$  3,705,218.49
                                                                --------------

         (ii) Class B Certificateholders.......................$    241,275.26
                                                                --------------

         (iii)Collateral Interest Holder.......................$    362,829.17
                                                                --------------

     12. The amount of principal payable to the
         (i)  Class A Certificateholders.......................$          0.00
                                                                --------------

         (ii) Class B Certificateholders.......................$          0.00
                                                                --------------

         (iii)Collateral Interest Holder.......................$          0.00
                                                                --------------

     13. The sum of all amounts payable to the
         (i)  Class A Certificateholders.......................$  3,705,218.49
                                                                --------------

         (ii) Class B Certificateholders ......................$    241,275.26
                                                                --------------

         (iii)Collateral Interest Holder.......................$    362,829.17
                                                                --------------

     14. To the knowledge of the undersigned, no Series
         1998-A Pay Out Event or Trust Pay Out Event has occurred except as described below:

                                    None



                   IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Certificate this 12th day of JUNE, 2000.
                                              --------------------------

                                 BANK OF AMERICA NATIONAL ASSOCIATION

                                 Transferor and Servicer


                                 By:  /s/ DAVID M. BELK
                                      --------------------------------------
                                      Name:  David M. Belk
                                      Title: Senior Vice President